EXHIBIT 99.2


AES China                             PROXY
Generating Co. Ltd.

Special Class Meeting of the Holders of Class A Common Stock to be held ______, April [__], 1997 at 1:00 p.m. and Special General Meeting of Shareholders, immediately following the Special Class Meeting, at 1001 North 19th Street, Arlington, Virginia 22209.

           This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints Mr. Jeffery A. Safford, Mr. Paul T. Hanrahan and Mr. Edward C. Hall, III, or any of them as proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of AES China Generating Co. Ltd. held of record by the undersigned at close of business on February 18, 1997 at the Special Class Meeting of the Holders of Class A Common Stock and the Special General Meeting of Shareholders, each to be held on April [__], 1997, and at any adjournments and postponements thereof.


PROPOSAL at the Special Class Meeting     To adopt and approve the Amended
and the Special General Meeting:          and Restated Amalgamation Agreement
                                          pursuant to which AES Acquisition Co.
                                          Ltd. will amalgamate with and into AES
                                          China Generating Co. Ltd.


The Board of Directors recommends a vote FOR the Proposal at the Special Class Meeting of the Holders of Class A Common Stock.

|_| FOR      |_| AGAINST   |_| ABSTAIN


The Board of Directors recommends a vote FOR the Proposal at the Special General Meeting of Shareholders.

|_| FOR      |_| AGAINST   |_| ABSTAIN

                                                      (Continued on other side)
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(Continued from other side)

The submission of this proxy if properly executed revokes all other proxies.

This proxy when properly executed will be voted as directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposal above at each of the meetings.

Receipt of the Notice of Rescheduled Special Class Meeting of Holders of Class A Common Stock and Rescheduled Special General Meeting of Shareholders and accompanying Supplement to the Proxy Statement/Prospectus is hereby acknowledged.


                                          Date ________________________, 1997


                                            -----------------------------------
                                            (Signature of Shareholder)
                                            Please sign exactly as your name
                                            appears at left.


         PLEASE BE CERTAIN YOU DATE THIS PROXY AT THE TIME YOU SIGN IT.